Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Gates Industrial Corporation plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid
Primary Offering	Equity	Ordinary Shares, par value $0.01 per share (“Ordinary Shares”)	(1)	(2)(3)	(2)(3)	(2)	(1)	(1)

	Equity	Preference Shares	(1)	(2)(3)	(2)(3)	(2)	(1)	(1)

	Other	Depositary Shares	(1)	(2)(3)	(2)(3)	(2)	(1)	(1)

	Debt	Debt Securities	(1)	(2)(3)	(2)(3)	(2)	(1)	(1)

	Other	Guarantees of Debt Securities(4)	(1)	(2)(3)	(2)(3)	(2)	(1)	(1)

	Other	Warrants	(1)	(2)(3)	(2)(3)	(2)	(1)	(1)
Secondary Offering	Equity	Ordinary Shares offered by the selling shareholders	Rule 457(c)	2,402,208	$11.70	$28,105,833.60	0.0000927	$2,605.41

	Security Type	Security Class Title*	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

	Other	Subscription Rights	(1)	(2)(3)	(2)(3)	(2)	(1)	(1)
	Other	Share Purchase Contracts	(1)	(2)(3)	(2)(3)	(2)	(1)	(1)
	Other	Units	(1)	(2)(3)	(2)(3)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Unallocated (Universal) Shelf	(5)	Rule 415(a)(6)	(6)		$1,000,000,000.00			S-3	333- 233051	8/16/2019	$121,200.00
	Equity	Secondary Offering - Ordinary Shares(5)	Rule 415(a)(6)	176,185,383(5)		$2,061,368,981.10			S-3	333- 233051	8/16/2019	$212,256.17

	Total Offering Amounts					$3,089,474,814.70		$2,605.41

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$2,605.41

(1)       Pursuant to Rules 456(b) and 457(r) under the Securities Act, Gates Industrial Corporation plc (the “registrant”) is deferring payment of the registration fee relating to securities that are registered and available for sale under this registration statement, except for (x) $121,200.00 of filing fees previously paid with respect to $1,000,000,000 aggregate principal amount of primary offerings of Ordinary Shares, preference shares, depositary shares, debt securities, guarantees of debt securities, warrants, subscription rights, share purchase contracts and units (collectively, the “Original Primary Offering Securities”) that were not sold under the Registration Statement on Form S-3 (File No. 333-233051) originally filed with the Securities and Exchange Commission on August 6, 2019 (the “Prior Registration Statement”) and (y) $212,256.17 of filing fees previously paid with respect to 176,185,383 ordinary shares that may be sold by selling securityholders that were registered under the Prior Registration Statement but were not sold and are being carried forward to this registration statement. Registration fees will be paid subsequently in advance or on a pay-as-you-go basis.

(2)       Not specified as to each class of securities to be registered pursuant to General Instruction II.F of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices. The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.

(3)       This registration statement also covers an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of Gates Industrial Corporation plc. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(4)       The guarantees of debt securities will be issued without consideration. Pursuant to Rule 457(n), no registration fee is payable with respect to the guarantees of any debt securities.

(5)       The registrant previously registered $3,425,214,707.50 in an aggregate offering price of securities pursuant to the Prior Registration Statement of which (x) $1,000,000,000.00 related to potential primary offerings of Primary Offering Securities, and (y) $2,425,214,707.50 of which related to secondary offerings of Ordinary Shares. The registrant is carrying forward to this Registration Statement $2,061,368,981.10 in an aggregate offering price of securities that were initially registered under the Prior Registration Statement pursuant to Rule 415(a)(6) and remain unsold (the “Unsold Securities”). The registrant previously paid a filing fee of $333,456.17 with respect to the Unsold Securities (based on the filing fee rate of $121.20 per $1,000,000, which was the filing fee in effect at the time of the filing of the Prior Registration Statement).

(6)       Omitted pursuant to Rule 457(o) under the Securities Act.